UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 30, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 30, 2018, Sigma Designs, Inc. (the “Company”) along with its wholly-owned subsidiaries, Sigma Designs Technology Singapore Pte. Limited, a Singapore limited company (“Asia Seller”), Sigma Designs Technology Netherlands B.V., a Netherlands company (“Netherlands Seller”), Sigma International Limited, a Cayman company (“Cayman Seller” and together with the Company, Asia Seller and Netherlands Seller, collectively and each a “Seller”), completed the previously announced sale (the “Transaction”) of substantially all of the assets and substantially all of the liabilities, except for certain specified assets and liabilities, of the Company’s Smart TV and set-top box business (the “Multimedia Business”), pursuant to the terms of that certain Asset Purchase Agreement (the “Purchase Agreement”), dated March 21, 2018, with V-Silicon International, Inc., a Cayman Islands corporation (“V-Silicon Cayman”) and V-Silicon, Inc., a Delaware corporation (“V-Silicon US,” and together with V-Silicon Cayman, collectively and each a “Buyer”). Pursuant to the Purchase Agreement, Seller sold to Buyer substantially all of the assets and substantially all of the liabilities of the Company’s Multimedia Business, except for certain specified assets and liabilities, for $5,000,000, payable in cash, and adjusted for the net working capital of the Multimedia Business at closing. The consideration paid at closing and received by the Company was $5,254,000. This amount included an increase of $254,000 in purchase price adjustments for fluctuations in working capital.

The terms of the Transaction are set forth in the Purchase Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2018.

Item 8.01. Other Events

The disclosure set forth above under Item 2.01 is hereby incorporated by reference to this Item 8.01.

Additional Information and Where to Find It

Sigma Designs has filed a definitive proxy statement in connection with the announced sale of Sigma’s Z-Wave business to Silicon Labs (the “Z-Wave Sale”). Sigma Designs intends to file a supplement to the definitive proxy statement with additional information about the Transaction described above and the impact of the Transaction on the cash that will be available for distribution to shareholders if the Z-Wave Sale is completed. Investors and security holders of Sigma Designs are urged to read such proxy statement (including any amendments or supplements thereto) and any other relevant documents in connection with the Z-Wave Sale that Sigma has filed with the SEC because they contain important information about Sigma Designs and the Z-Wave Sale. Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ shareholders with respect to the Z-Wave Sale. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on March 19, 2018 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Z-Wave Sale will be set forth in the proxy statement and other materials to be filed with SEC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: April 3, 2018	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer